UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Guardant Health, Inc.

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Company Overview Summer 2022

Discussion Topics • Company Overview • 2022 Governance Changes • Stockholder Engagement and Feedback 2

Overview of Guardant Health

Guardant Health is a leading precision oncology company with a mission is to conquer cancer with data OUR VALUES: We are driven by an intense passion to change the course of the patient journey. OUR COMMITMENT TO TREAT OUR COMMITMENT TO OUR COMMITMENT TO OUR COMMITMENT TO THEM AS OUR OWN FAMILY INNOVATION TEAMWORK and CARING FOR VELOCITY, EXCELLENCE and EACH OTHER IMPACT Overview Mission Headquarters International Revenue Conquering cancer with data Palo Alto, California Marketed in 40+ countries $374 million (FYE 2021) Guardant Health AMEA, Inc. $287 million (FYE 2020) Founded Staff 2012 1400+ employees Founders Helmy Eltoukhy, Co-CEO IPO Stock Listing AmirAli Talasaz, Co-CEO 2018 NASDAQ: GH 4

Widespread clinical adoption in the U.S. and expanding global footprint U.K. SEATTLE, WA SPAIN JAPAN PALO ALTO, CA SPRING, TX Guardant Guardant Health Japan Health, Inc. SINGAPORE Distribution of Guardant Health Guardant360 Testing Pte. Ltd. (Guardant Health Sites in the U.S. AMEA HQ) 250,000+ Tests 11,000+ Oncologists 100+ Biopharma Partners 5

Senior Management Team HELMY ELTOUKHY AMIRALI TALASAZ Co-Chief Executive Officer Co-Chief Executive Officer ANDY AMENT MICHAEL BELL DARYA CHUDOVA DOUG DOLGINOW CRAIG EAGLE CHRIS FREEMAN BILL GETTY Senior Vice President, Chief Financial Officer Senior Vice President, Vice President, Chief Medical Officer Chief Commercial Senior Vice President, Operations Technology Product Management Officer Commercial Screening KUMUD KALIA JENNIFER HIGGINS AMELIA MERRILL DARL MORELAND JOHN SAIA DANIEL SIMON SIMRANJIT SINGH MICHAEL WILEY Vice President, Chief Information Senior Vice President, Senior Vice President, Chief Legal Officer and Senior Vice President, Chief Executive Officer, Head of Corporate Public Affairs Officer People Regulatory & Quality Corporate Secretary Biopharma Business AMEA Affairs Development 6 6

Transforming the continuum of care in 2022 and beyond

Oncology

Therapy Selection

- Continued adoption of Guardant360
- Strong ramp of Response and TissueNext
- Global footprint and pending regulatory approval in Japan

MRD

- Launch of Multi-cancer Reveal
- Strong pipeline of clinical evidence with COBRA, ORACLE studies

Biopharma

- 100 partners and growing
- Strong sample and trial pipeline
- Traction with new product offerings and Guardant Inform

Expanded reimbursement coverage

Launch of Smart Liquid Biopsy Platform

Screening

CRC

- Shield™ LDT *May 2022*
- ECLIPSE readout *second half of 2022*
- FDA approval & CMS coverage in *2023*

Lung / Multi-cancer

- Enrollment for Shield lung study
- Additional feasibility for multi cancers: *Expect to see more data in 2022*

7 | GUARDANT

FYE 2021 and 2020 Financial Overview FYE ‘21 FYE ’20 30% Total Revenue $374M $287M YoY revenue growth Precision Oncology Revenue $304M $236M Development Services & Other Revenue $69M $50M 67% Gross Margin 67% 68% Gross margins Operating Expenses $662M $449M $1.6bn Cash & Investments Ending Balance $1.6B $2.0B Robust liquidity Total Full-Time Employees 1,373 864 position 16 8

2022 Governance Changes

Director Commitments

- Changes to our Board of Directors:
  - Certain stockholders and proxy advisory firms noted in 2021 that Ian Clark served on a total of more than five public company boards; on April 25, 2022, Mr. Clark notified Agios Pharmaceuticals, Inc. of his resignation effective following its 2022 annual meeting of stockholders, bringing his service on public company boards to a total of four.
  - Bahija Jallal, who certain stockholders and proxy advisory firms considered to be "overboarded" in 2021, has resigned from Guardant's Board, effective as of our 2022 Annual Meeting.
  - Stanley Meresman, who certain stockholders and proxy advisory firms considered to be "overboarded" in 2021, has retired from Guardant's Board, effective as of our 2022 Annual Meeting.

> - No director as of our 2022 Annual Meeting is considered "overboarded" under stockholder and proxy advisory guidelines.
> - In 2021, Guardant refreshed our Board and continued its commitment to diversity by increasing the size from 7 to 9 directors and adding 2 new members, Meghan Joyce and Myrtle Potter.
> - Effective May 2022, we have also continued our committee refreshment process by rotating members to different committees given their strengths and expertise.

10 | GUARDANT

Guardant’s Board of Directors as of 2022 Annual Meeting Our diverse Board possesses the collective knowledge and experience to effectively oversee the execution of the company’s long-term strategy Meghan Joyce, Director Helmy Eltoukhy, Chair of the Board Independent advisor to select high growth Co-Chief Executive Officer, Guardant Health organizations in the health care and consumer space Joined August 2021 Ian Clark, Lead Independent Director Samir Kaul, Director Chief Executive Officer, Genentech (Retired) General Partner, Khosla Ventures Joined April 2014 Joined January 2018 Myrtle Potter, Director AmirAli Talasaz, Director Chief Executive Officer, Sumitovant Biopharma, Inc. Co-Chief Executive Officer, Guardant Health Joined October 2021 Vijaya Gadde, Director Chief Legal Counsel, Twitter Joined June 2020 11

Board Skills Matrix Representing our Board as of the 2022 Annual Meeting 12

Stockholder Engagement and Feedback

2022 ISS and Glass Lewis Proxy Vote Recommendations Glass Lewis recommended stockholders vote FOR all proposals to be presented at Guardant’s 2022 Annual Meeting • Acknowledged relatively robust engagement with stockholders following Guardant’s 2021 failed say-on-pay vote; • Recognizes that the 2021 vote appears to have been “largely driven by a one-time action on the part of the Company”; and • Noted good disclosure of Guardant’s board diversity policies. Institutional Shareholder Services (ISS) recommended stockholders WITHHOLD their vote on director Vijaya Gadde due to the lack of responsiveness from last year’s Annual Meeting • Guardant conducted two rounds of outreach since its 2021 Annual Meeting; and • We engaged directly with ISS and Glass Lewis after stockholder outreach was completed. ISS recommended stockholders vote AGAINST Guardant’s say-on-pay proposal due to pay-for-performance concerns • Both Drs. Eltoukhy and Talasaz signed a waiver committing to no additional compensation for the 7-year duration of the founders’ performance awards; • Both executives received negligible compensation as co-CEOs for 2021; • Guardant has committed to using additional metrics for any future performance-based awards; and • All NEO sign-on awards were market competitive. 14

Stockholder Engagement • At our 2021 Annual Meeting, we received approximately 38% support of the votes cast on our Say-on-Pay proposal. Fall-Winter 2021/22 Outreach Statistics We met with stockholders, representing approximately We contacted our 51% top 75 stockholders, representing of our shares more than outstanding 86% of our shares outstanding 15

Stockholder Feedback – Executive Compensation Feedback: Stockholders were concerned over quantum and rigor of the Founders’ 2020 Performance Awards • The co-CEOs entered into waiver letters with Guardant in connection with the grant of the Founders’ 2020 Performance Awards, where they each agreed to waive their opportunity to receive long-term incentive or equity-based compensatory awards and cash bonuses, and reduced their annual base salaries to $1, during the 7-year term of the performance awards. • In light of stockholder feedback, our Compensation Committee determined that any future equity awards granted to our co-CEOs shall contain performance metrics such as (but not revenue targets, earnings per share targets, relative total stockholder return and limited to) research and development milestones . 16

FY 2021 Summary Compensation Table All footnotes to the Summary Compensation Table can be found in our 2022 Proxy Statement filed with the SEC on April 28, 2022. 17

Stockholder Feedback – Human Capital Management Feedback: Stockholders wanted to understand and see more disclosure regarding Guardant’s approach to human capital management and its engagement with its workforce • With the support of the Board, Guardant is developing company-wide initiatives focused on employee recruitment, retention, engagement, employee financial wellness, pay equity and diversity and inclusion initiatives. • We also engaged a diversity consultant to conduct an internal review of our current efforts and assist us in developing our long-range diversity and inclusion strategic plan and programming before the end of 2022. 18

Stockholder Feedback – Environmental, Social & Governance (ESG) Feedback : Stockholders wanted to understand and see more disclosure regarding Guardant’s ESG strategy • At our Board’s request, we conducted a detailed company-wide analysis regarding its current practices around diversity and inclusion initiatives, workplace diversity, pay and race we significantly expanded our public equity and environmental sustainability. As a result, disclosure of ESG in both our Form 10-K and proxy statement. • We have also established formal Board-level oversight responsibility for ESG. Our Governance Committee updated its charter to reflect this responsibility, with the Compensation Committee responsible for oversight of human capital issues. • We are engaging an ESG consultant to assist us in developing our formal ESG strategic plan and programming. The Board has asked management to report back on Guardant’s progress before publication of its 2022 Annual Report on Form 10-K (which will be filed in 2023). We expect to release our first ESG annual report in the first half of 2023. 19